Exhibit 99

                   Authorization Card for Participation in the
                           Dividend Reinvestment Plan
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                                                                      Exhibit 99

                           R&G FINANCIAL CORPORATION
                  AUTHORIZATION FOR DIVIDEND REINVESTMENT PLAN

         By completing and returning this form, I hereby appoint American Stock Transfer & Trust Company, New York, New York as my agent ("Agent") and I hereby authorize my enrollment in the R&G Financial Corporation Dividend Reinvestment Plan ("Plan"). I understand that my participation is subject to the terms and conditions as set forth in the Plan, and I hereby acknowledge receipt of a copy of the Plan.

Please enroll me in the Plan as indicated below. (Check only one of the two boxes.)

[   ]          FULL DIVIDEND  REINVESTMENT - Check this box if you authorize the
               Agent to purchase additional shares with the dividends on all shares registered in your name as well as on the shares held in your reinvestment account by the Agent.

[   ]          PARTIAL  DIVIDEND  REINVESTMENT - Check this box if you authorize the Agent to purchase  additional  shares with the  dividends  on only part of the shares registered in your name as well as shares held  in  your  reinvestment  account.  Indicate  in  this  space
               _____________  the number of whole shares registered in your name that you authorize for reinvestment.  The dividends on shares not authorized  for  reinvestment  will continue to be paid to you in cash.
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        I further  understand  that I can  change  my  reinvestment  options  or withdraw from the Plan at any time as set forth in the Plan by notifying the Agent in writing as follows:

                     American Stock Transfer & Trust Company
                     40 Wall Street
                     New York, New York 10005



Note:  THIS IS NOT A PROXY
(Please sign exactly as the name(s)            _________________________________
appear(s) on the reverse side of this          Shareholder Signature
form.  If shares are held jointly, each
shareholder must sign.)
                                               _________________________________
                                               Shareholder Signature


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                                               Dated